Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-187388, 192758 and 200358) of Model N, Inc. of our report dated November 20, 2015, relating to the consolidated financial statements and financial statement schedules of Model N, Inc., which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

November 20, 2015